UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 21, 2026

USBC, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-37479	90-0273142
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 E 2nd Street, 15th Floor, Reno, NV	89501
(Address of principal executive offices)	(Zip Code)

775-239-7673
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	USBC	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 - Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Item 5.02(c) Appointment of Certain Officers

On August 21, 2026, USBC, Inc. (the “Company”) appointed Daniel J. Beck to serve as the Company’s Chief Financial Officer, effective August 27, 2026.

In connection with his appointment, Mr. Beck will receive an annual base salary of $400,000 and upon approval by the Compensation Committee of the Company’s Board of Directors, Mr. Beck will also be granted an option to purchase 2,500,000 shares of the Company’s common stock under the USBC, Inc. 2021 Amended and Restated Equity Incentive Plan, with an exercise price equal to the market price per share at the time of issuance. The option will vest over four years, with 25% vesting on the first anniversary of the date of issuance and the remaining 75% vesting ratably over the following three years, subject to Mr. Beck’s continued employment through the applicable vesting dates.

Mr. Beck’s employment with the Company is at will and may be terminated by either Mr. Beck or the Company at any time, with or without cause.

There is no arrangement or understanding between Mr. Beck and any other person pursuant to which Mr. Beck was appointed to serve as Chief Financial Officer of the Company and designated as its Principal Financial and Accounting Officer. There are no family relationships between Mr. Beck and any director or executive officer of the Company, and there are no transactions involving Mr. Beck that would be required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Mr. Beck, age 53, is an experienced financial executive who has provided strategic chief financial officer consulting services to banks and financial technology companies on an independent consulting basis since 2023. Mr. Beck previously served as Chief Financial Officer of SVB Financial Group from June 5, 2017 until April 18, 2023 and of Silicon Valley Bank from June 5, 2017 until March 13, 2023. From June 2015 until May 2017, Mr. Beck served as Chief Financial Officer for BancWest Corporation, a subsidiary of BNP Paribas Group, and as Chief Financial Officer of Bank of the West. Mr. Beck previously held various finance and accounting positions with Bank of the West, Wells Fargo Bank, the Federal Home Loan Mortgage Corporation, E*TRADE Financial Corporation and Deloitte & Touche LLP. Mr. Beck holds a B.S. in Accounting from Virginia Commonwealth University and a B.S. in Biology from Virginia Polytechnic Institute and State University. Mr. Beck is a named defendant in litigation arising from his service as Chief Financial Officer and Principal Financial Officer of Silicon Valley Bank (SVB) and its holding company SVB Financial Group (SVBFG). SVB was placed into receivership with the Federal Deposit Insurance Corporation, and SVB Financial Group subsequently filed a voluntary petition for relief under Chapter 11 of the U.S. Bankruptcy Code. Since the bankruptcy of SVBFG, Mr. Beck has been involved in litigation regarding SVB and SVBFG. This litigation includes a civil case brought by the FDIC, as Receiver for SVB, captioned FDIC-R v. Becker, 25-cv-00569 (N.D. Cal.) and securities litigation matters (and related appeals) captioned In re SVB Financial Group Securities Litigation, 23-cv-01097 (N.D. Cal.); Buchanan v. Becker, 24-cv-02684 (N.D. Cal.); TIAA v. Becker, 24-cv-00478 (N.D. Cal.); Stevenson v. Becker, 23-cv-02277 (N.D. Cal.); and Rossi v. Becker, 23-cv-02335 (N.D. Cal.). Each of these cases is currently pending, and no adverse factual findings have been made, or judgments entered, concerning Mr. Beck.

Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties, which may cause actual results to differ materially from those expressed or implied in such statements, more fully detailed in the section captioned “Risk Factors” in the Company’s most recent Annual Report on Form 10-K for the transition period ended December 31, 2025, Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2026, Current Reports on Form 8-K, and other reports filed with the SEC from time to time. As a result of these matters, changes in facts, assumptions not being realized, or other circumstances, the Company’s actual results may differ materially from those expressed or implied in such statements. Forward-looking statements contained in this Current Report are only made as of this date, and the Company undertakes no duty to update such information after the date of this Current Report except as required under applicable law.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

USBC, INC.

Date: August 24, 2026	By:	/s/ Robert Gregory Kidd
	Name:	Robert Gregory Kidd
	Title:	Chief Executive Officer
(Principal Executive Officer)